AMENDED SCHEDULE A

     The Series of The GCG Trust, as described in Section 1 of the attached Portfolio Management Agreement, to which Baring International Investment Limited shall act as Portfolio Manager are as follows:

        Global Fixed Income Series
        Developing World Series
        Hard Asset Series

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the 27th day April, 2001.

                                  THE GCG TRUST


Attest________________________    By:________________________
Title:________________________    Title:_____________________

                                  DIRECTED SERVICES, INC.


Attest________________________    By:________________________
Title:________________________    Title:_____________________


                                  BARING INTERNATIONAL
                                  INVESTMENT LIMITED


Attest________________________    By:________________________
Title:________________________    Title:_____________________

                               AMENDED SCHEDULE B
                      COMPENSATION FOR SERVICES TO SERIES

     For the services provided by Baring International Investment Limited ("Portfolio Manager") to the following Series of The GCG Trust, pursuant to the attached Portfolio Management Agreement, the Manager will pay the Portfolio Manager a fee, computed daily and payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of the Series:

SERIES                          RATE

Global Fixed Income Series      0.45% of first $200 million,
                                0.30% of next $500 million,
                                0.25% of next $1 billion,
                                0.10% in excess of $2 billion

Developing World Series         0.90%

Hard Asset Series               0.40%



     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the 27th day April, 2001.

                                  THE GCG TRUST


Attest________________________    By:________________________
Title:________________________    Title:_____________________

                                  DIRECTED SERVICES, INC.


Attest________________________    By:________________________
Title:________________________    Title:_____________________


                                  BARING INTERNATIONAL
                                  INVESTMENT LIMITED


Attest________________________    By:________________________
Title:________________________    Title:_____________________